Exhibit 99.B

Exhibit B

TRANSACTIONS BY REPORTING PERSONS SINCE THE LAST FILING

Beneficial Ownership	Purchase or Sale	Quantity	Transaction Date	Price per Share (including commission)	How Effected
RH Fund 1, L.P.	Sale	352,649	11/12/2008	$2.27	Open Market
RH Fund 2, L.P.	Sale	32,609	11/12/2008	$2.27	Open Market
Relational Investors III, L.P.	Sale	30,027	11/12/2008	$2.27	Open Market
Relational Investors IX, L.P.	Sale	482,772	11/12/2008	$2.27	Open Market
Relational Investors X, L.P.	Sale	614,546	11/12/2008	$2.27	Open Market
Relational Investors XI, L.P.	Sale	487,397	11/12/2008	$2.27	Open Market
RH Fund 1, L.P.	Sale	247,158	11/13/2008	$2.35	Open Market
RH Fund 2, L.P.	Sale	22,854	11/13/2008	$2.35	Open Market
Relational Investors III, L.P.	Sale	21,045	11/13/2008	$2.35	Open Market
Relational Investors IX, L.P.	Sale	338,356	11/13/2008	$2.35	Open Market
Relational Investors X, L.P.	Sale	430,710	11/13/2008	$2.35	Open Market
Relational Investors XI, L.P.	Sale	341,596	11/13/2008	$2.35	Open Market
Relational Investors LLC	Other	573,692	11/14/2008	N/A	(a)
RH Fund 1, L.P.	Sale	554,281	11/24/2008	$2.11	Open Market
Relational Investors III, L.P.	Sale	32,004	11/24/2008	$2.11	Open Market
Relational Investors IX, L.P.	Sale	758,802	11/24/2008	$2.11	Open Market
Relational Investors X, L.P.	Sale	87,807	11/24/2008	$2.11	Open Market
Relational Investors XI, L.P.	Sale	766,069	11/24/2008	$2.11	Open Market
Relational Investors LLC	Other	3,533	11/24/2008	N/A	(a)

(a) Relational does not have dispository or voting authority, or otherwise have a beneficial interest, in these shares.